                                  Exhibit 10.9

                         CARDSERVICE INTERNATIONAL INC.

                           MERCHANT SERVICES AGREEMENT

        This Agreement (the "Agreement") is effective as of April 1, 1993 by and between CARDSERVICE INTERNATIONAL, INC., a California Corporation (herein "CARDSERVICE"), with its principal business at 26775 Malibu Hills Road, Agoura Hills, CA 91301 and REDDING BANK OF COMMERCE, a California Corporation (hereinafter "BANK") with its principal business address at 1177 Placer Street -
P. O. Box 4748, Redding, CA 96099.

                                 R E C I T A L S

        WHEREAS, CARDSERVICE is in the business of providing consulting and business development services to financial institutions which may be delivered through its own facilities or subcontracted with external vendors.

        WHEREAS, CARDSERVICE will function as marketing, business development, and merchant servicing service for credit card services point of sale equipment, and other related merchant transactions (those merchants for which CARDSERVICE provides services, from time to time, under this Agreement shall be referred to herein as "COVERED MERCHANTS");

        WHEREAS, BANK will serve as an acquirer by maintaining and/or obtaining necessary membership and licensing in VISA U.S.A. INCORPORATED ("VISA") and MASTERCARD INTERNATIONAL ("MCI") for merchant bankcard clearing; and

        WHEREAS, CARDSERVICE will provide BANK with certain services to facilitate credit card and financial transactions.

        NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

        1.0    DEPOSIT ACCOUNTS AND PAYROLL EXPENSE.

               Within 30 days after the effective date of this agreement CARDSERVICE shall establish a reserve account (the "Reserve Account"), which shall be in an interest bearing "money market deposit account held by BANK in an initial amount equal to the greater of $10,000 or 50 basis points of the net processing volume for COVERED MERCHANTS for the first full month of this Agreement. CARDSERVICE shall have no control over, or access to funds deposited in, the Reserve Account.

        1.1 CARDSERVICE shall increase the amount deposited in the Reserve Account at the rate of 5 basis points of the net monthly processing volume for COVERED MERCHANTS per month, until the Reserve Account balance is equal to 75 basis points of the net monthly processing volume for COVERED MERCHANTS; provided that in no event shall the Reserve Account balance be less than $10,000. CARDSERVICE shall deposit additional funds in the Reserve Account, in an amount sufficient to maintain the above balance level, at any time the balance falls below the required level.

        1.2 CARDSERVICE agrees to maintain the reserve account, at the balance level set forth above, throughout the term of this Agreement (including any renewal term(s)) and for a period of six months following termination of this agreement, at the end of which six month period BANK


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               shall return to CARDSERVICE all funds remaining in the Reserve
               Account, including any accrued interest.

        1.3 Within 30 days after the effective date of this Agreement, CARDSERVICE shall establish a noninterest bearing demand deposit account (the "General Account") with BANK in an amount of $10,000. CARDSERVICE shall have no control over, or access to funds deposited in, the General Account.

        1.4 CARDSERVICE shall maintain minimum operating balance of $10,000 in the General Account for the term of this Agreement, (including any renewal terms).

        1.5 CARDSERVICE hereby grants BANK a security interest in the Reserve Account and the General Account (the "Accounts"), in all funds in the Accounts, all writings evidencing the accounts, and all the proceeds of the Accounts, to secure CARDSERVICE'S existing and future obligations to BANK under this agreement. CARDSERVICE agrees to take such actions as may be required, from time to time, to establish and maintain such security interest as a first lien security interest. For the purpose of this provision, any failure by CARDSERVICE to identify BANK promptly for losses incurred in connection with credit card transactions generated by COVERED MERCHANTS or to reimburse BANK for other amounts owed by CARDSERVICE under this Agreement shall constitute a default by CARDSERVICE. Upon any such default BANK, shall have all rights and remedies provided by law, including the right to enforce its security interest by applying all funds in the Accounts to any and all of CARDSERVICE's indebtedness to BANK.

        1.6 CARDSERVICE agrees to reimburse BANK on a monthly basis for payroll expense in an amount set by BANK, but not to exceed $2,000.

        2.0    SERVICES AND INCOME.

               BANK'S relationship with CARDSERVICE, through the executed duties and responsibilities listed herein, will provide BANK with:

               a)     An expanded geographic marketing area;
               b)     Reduced risk in VISA/MasterCard processing; and
               c)     Generation of fee income.

               CARDSERVICE shall provide the following services for the BANK:

               a)     Solicitation of new merchants.
               b) Complete documentation, processing, evaluation and recommendation of new merchants.
               c) All input necessary to set-up new merchants and then maintain them on the processing vendors computer system.
               d)     Daily loss prevention monitoring of the serviced accounts.
               e) Maintenance of a well trained, readily available, Merchant Service Department to provide processing, equipment and fraud prevention assistance to the merchants.

        The fees collected by Bank from COVERED MERCHANTS pursuant to BANK'S agreement with such Merchants ("Merchant Fees") shall be allocated, used, and distributed as follows:

        2.1 BANK shall retain for itself that portion of the Merchant Fees which equals 13.5 basis points of the net sales by COVERED MERCHANTS.



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        2.2    BANK shall deposit the remainder of the Merchant Fees into the
               General Account. Upon request, the remaining funds will be wired to an account designated by CARDSERVICE.

        2.3 BANK shall charge the general account from time to time, amounts necessary to cover any/all of the following:

               a) All VISA interchange charges, transaction charges, frequency charges, application fees, dues;

               b) All MCI interchange charges, transaction charges, frequency charges, application fees, dues;

               c) All third party vendor processing charges, i.e.; FDR, Envoy, MDI, etc.

               d) Automated Clearing House ("ACH") fees incurred in connection with the transmittal by BANK of funds to COVERED MERCHANTS;

               e)     BANK'S payroll expenses of up to $2,000 per month;

               f) All initial and annual third party service provider registration fees charged to BANK by VISA and MCI.

               g) All fines paid by BANK to VISA or MCI resulting from CARDSERVICE's violation of the bylaws, rules, regulations, and other directives of VISA or MCI (the "Card Association Rules"); and

               h) Travel expenses and related out-of-pocket expenses incurred by BANK in connection with periodic visits by BANK to CARDSERVICE.

        2.4 CARDSERVICE shall hold BANK harmless from and indemnify BANK against all claims, losses, damages, and liabilities, including attorneys' fees and other costs of defense, that relate to or result from either the processing of credit card transactions for COVERED MERCHANTS or any alleged violations by CARDSERVICE or the Card Association Rules. BANK may reimburse itself for any such claims, losses, damages, or liabilities by immediately charging the Reserve Account and/or the General Account in the amount of the loss incurred.

        3.0    BANK'S OBLIGATIONS.

               BANK agrees to the following considerations:

        3.1 BANK agrees to perform all requirements as acquirer for COVERED MERCHANTS.

        3.2 BANK agrees that for the term of this agreement, or any extension thereof, CARDSERVICE shall be the BANK'S exclusive outside provider of merchant credit card marketing and business development services and that if at the conclusion of this agreement, it is not renewed BANK shall allow CARDSERVICE to transfer the COVERED MERCHANTS, to another institution without any additional consideration, subject to applicable Card Association Rules; provided, however, that nothing herein shall prohibit BANK from contracting directly with merchants other than the COVERED MERCHANTS without the assistance of any third party service provider.

        3.3 BANK agrees to maintain and/or obtain appropriate membership in VISA, MCI and in all other entities required to allow BANK to serve as an acquirer and to provide

               CARDSERVICE the authority to participate as a third party merchant service provider. CARDSERVICE shall reimburse BANK for all costs incurred by BANK in obtaining and maintaining the necessary memberships in VISA, MCI, and any similar entity; provided, however, that all such costs, if any, that are attributable directly and solely to BANK's role as an issuer shall be borne by BANK. BANK may collect any amounts for which CARDSERVICE is responsible under this paragraph by charging the General Account in the amount owed by CARDSERVICE.

        3.4 BANK shall cooperate with CARDSERVICE to establish a computer to computer interface through which BANK and the processing vendor, may transmit information necessary to provide accurate merchant account setup, on-line merchant information, and daily security reporting. Expenses associated with setting up this data link will be the responsibility of CARDSERVICE.

        4.0    VISA, MCI RULES AND REGULATIONS.

               CARDSERVICE acknowledges that it has received and understands all applicable Card Association Rules, and agrees to comply fully with such rules, as they are amended from time to time, including but not limited to the rules governing third party service providers and the use of card association trademarks. In the event of any inconsistency between any provisions of the Agreement and any of the Card Association Rules, the Card Association Rules shall take precedence and shall apply. CARDSERVICE shall not be liable for the failure of any merchant of BANK to comply with any Card Association Rules applicable to that merchant.

        4.1 BANK shall control approval and review of all Merchants. BANK shall control the establishment of Merchant Fees with respect to VISA and MCI transactions.

        4.2 BANK, VISA, MCI and/or their designees may conduct financial and procedural audits and/or reviews of CARDSERVICE at any time.

        4.3 CARDSERVICE shall make available, within seven business days of any request by BANK, VISA, MCI, or any other regulatory agency, all records and documents within CARDSERVICE'S control that relate to the merchant services CARDSERVICE provides to BANK.

        4.4 CARDSERVICE has disclosed and will continue to disclose to BANK the identity and location of all of CARDSERVICE'S sales or other business locations. BANK, VISA, and MCI each shall have the right to inspect any business location of CARDSERVICE to ensure full compliance with provisions of this Agreement and all applicable Card Association Rules. CARDSERVICE shall reimburse BANK for amounts BANK pays to VISA or MCI to cover the costs of any such inspection.

        5.0    DAILY RECORD KEEPING BY BANK.

               BANK agrees to provide CARDSERVICE with the following records within three business days after such request is made by CARDSERVICE.

        5.1    Gross merchant charges per day per merchant; (VISA/MCI)

        5.2    Net VISA/MCI sales per day per merchant on all;

               a)     All VISA interchange charges.
               b)     All MCI interchange charges.
               c)     All Chargebacks.


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


               d)     All rejects.
               e)     All daily FDR (or other processor) charges.

        5.3 Settlement statement to reconcile the funds received from vendor processor, including computation of BANK fees, and addition to CARDSERVICE'S reserve account; and any other pertinent information upon request.

        6.0    ADVERTISING.

               BANK agrees that CARDSERVICE may use its name in CARDSERVICE'S promotional/advertising material, but only with the advance consent of BANK as further explained in paragraph 6.4.

        6.1 CARDSERVICE acknowledges that MCI is the owner of the MasterCard trademarks and service marks, that CARDSERVICE will not contest the ownership of such marks, and that MCI has the right to immediately and without advance notice prohibit CARDSERVICE from performing any further service or activity relating to any MCI program if MCI deems CARDSERVICE to have violated any applicable MCI rule or regulation.

        6.2 CARDSERVICE shall not use any of the VISA or MCI trademarks or service marks on any material unless BANK is prominently identified by name and city adjacent to those marks. Such material may not identify CARDSERVICE unless CARDSERVICE is prominently identified as an agent or representative of BANK.

        6.3 CARDSERVICE shall not use the VISA or MCI trademarks or service marks on any marketing material, including, but not limited to, business cards stationery, nor shall CARDSERVICE permit any of its agents to use any of the VISA or MCI trademarks or service marks.

        6.4 BANK must review and approve in advance all marketing and solicitation material prepared by CARDSERVICE for use in connection with its performance of the services contemplated by this Agreement. All marketing or solicitation material used by CARDSERVICE shall clearly disclose that any merchant agreement entered into will be between the merchant and BANK.

        7.0    SUPPLIES AND EQUIPMENT.

               CARDSERVICE agrees to provide COVERED MERCHANTS with all supplies/equipment necessary to enable such Merchants to accept credit cards in payment for goods and services.

        8.0    LAW AND REGULATIONS.

               BANK agrees to comply with all applicable laws and regulations regulating banks as acquirers of credit card transactions.

        9.0    ELECTRONIC TICKET CAPTURE AND MERCHANT ACCOUNT APPROVAL.

               Through the use of a point of sale terminal, merchant VISA/MCI sales will be processed by electronic ticket capture.

        9.1 BANK shall facilitate Merchant deposits by opening the necessary merchant accounts, or by providing deposit service to the merchant through use of the Automatic Clearing House (ACH).



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



        9.2 BANK shall have the final right to refuse any merchant recommended by CARDSERVICE.

        9.3 All COVERED MERCHANTS will complete, to the satisfaction of BANK, all necessary forms and agreements required by BANK, VISA, and MCI on forms approved by BANK and distributed to COVERED MERCHANTS by CARDSERVICE.

        9.4 BANK agrees to release CARDSERVICE, its respective officers, directors and representatives from all claims, demands, liabilities and damages resulting from BANK'S relationships with COVERED MERCHANTS for normal banking services such as maintaining checking accounts.

        10.0    TERM.

                This agreement shall be effective as of the first date written above and shall continue in full force for a period of four years. This Agreement will automatically renew for additional four year periods unless written notice of cancellation is delivered 30 days prior to the expiration of any renewal periods by either party, provided CARDSERVICE must notify BANK of the date the current period ends via certified mail 90 days prior to the expiration of that period.

        10.1 Notwithstanding the provisions of Section 10.0 above, BANK may terminate this Agreement immediately, during the initial term or any renewal term, if CARDSERVICE fails to comply fully with any applicable Card Association Rules. In addition, this Agreement will terminate automatically if (a) either VISA or MCI prohibits CARDSERVICE from continuing to provide services with respect to the products of that card association; or (b) either VISA or MCI terminates BANK'S membership in or licensing by that card association.

        11.0    NON PERFORMANCE CLAUSE.

                CARDSERVICE agrees to perform to the best of its ability all of its responsibilities listed herein. BANK may invoke revocation of this Agreement by prevailing in a claim brought against CARDSERVICE for NON PERFORMANCE in accordance with the ARBITRATION provision set forth in Section 24 of this Agreement.

        12.0    WARRANTY STATEMENT.

                CARDSERVICE warrants that in carrying out its obligations hereunder, the information originated and transmitted to BANK by CARDSERVICE or its sub-contractors shall be accurate and the services shall be performed with due care.

        13.0    CONFIDENTIALITY.

                It is understood that, in the performance of services under this Agreement, CARDSERVICE may have access to private or confidential information of BANK. CARDSERVICE shall use its best efforts to keep, and to have its employees and agents keep, any and all such information confidential and to use such information only for the purpose of fulfilling the service to be performed under this Agreement or as otherwise agreed by merchant. CARDSERVICE shall not be entitled to provide information concerning BANK accounts to third parties pursuant to an administrative or judicial subpoena, summons, search warrant or other governmental order, or through informal request of governmental agencies without first notifying BANK of such order or informal request and providing BANK adequate time to satisfy any requirements that BANK may have under applicable laws. BANK agrees to hold confidential and to use only in conjunction with the services provided under this Agreement, all proprietary information. CARDSERVICE furnishes to BANK which is identified as proprietary.



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




        14.0    REGULATION.

                It is understood and agreed to by the parties hereto that the performance of the services contemplated hereunder is or may be subject to regulation or examination by federal and state regulatory agencies, and CARDSERVICE and BANK are each authorized to submit or furnish to any such agency such reports, information, assurances or other data as may be required by them under related and applicable laws and regulations. CARDSERVICE shall notify BANK promptly upon receipt of any request for such information.

        15.0    NOTICES.

                Any written notice required or permitted to be given by BANK to CARDSERVICE hereunder shall be addressed to:

                      CARDSERVICE INTERNATIONAL, INC.
                      26775 MALIBU HILLS RD.
                      AGOURA HILLS, CA  91301
                      ATTENTION:  CHUCK BURTZLOFF

                and any written notice required or permitted to be given by CARDSERVICE to BANK under this Agreement shall be addressed to:

                      REDDING BANK OF COMMERCE
                      1177 PLACER STREET P.O. BOX 4748
                      REDDING, CA  96099
                      ATTENTION:  RUSSELL L. DUCLOS

        16.0    INDEPENDENT CONTRACTOR.

                Nothing herein contained shall be construed as constituting a form of any type of a partnership, joint venture or agency between the parties hereto. The relationship is intended by the parties as one of independent contractor.

        17.0    ASSIGNMENT.

                This Agreement shall not be assignable in whole or in part by any of the parties hereto without the prior written consent of the other parties hereto and any assignment without such written consent shall be void. However, any of the parties hereto may assign this Agreement to the successor of its business through merger, sale of assets or other reorganization.

        18.0    AUTHORITY.

                Each party of this Agreement hereby represents and warrants to the others that is [sic] has the full right, power and authority to enter into and perform this Agreement in accordance with all of the terms, provisions, covenants and conditions hereof, and that the execution and delivery of this Agreement has been duly authorized by proper corporate action.

        19.0    SPECIAL EVENTS.

                In the event any of the parties to this Agreement shall cease conducting business in the ordinary course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits appointment of a receiver for its business or assets, or shall avail itself of, or become subject to, any proceeding under the Federal Bankruptcy Laws or any statute of any sale relating to insolvency or the protection of the rights of creditors, then (at the option


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

                of the other parties hereto), this Agreement shall terminate and be of no further force and effect, and any property or rights of such other parties, tangible or intangible, shall forthwith be returned to them.

        20.     FORCE MAJEURE.

                Each party hereto will be excused from performance hereunder when and to the extent that it is prevented from performance by, but not limited to the following: computer, utility, or communications breakdown, inability to operate or obtain services for its equipment, fire and Act of God, or any act of a third party beyond its control provided that it takes all steps reasonably practical and necessary to effect prompt resumption of its respective responsibilities set forth hereunder in full or in part.

        21.0    WAIVER.

                Any delay, waiver or omission by any party to this Agreement to exercise any right or power arising from any breach or default of any other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by that party or any subsequent breach of default of the same or other terms, provisions of covenants on the part of any other party hereto.

        22.0    BENEFIT.

                This Agreement shall be binding upon all parties, their officers, directors, representatives, successors and assigns as provided herein.

        23.0    ATTORNEY'S FEES.

                Should either party hereto be required to seek the services of an attorney to enforce its rights hereunder, the prevailing party in such action, arbitration, or other proceedings shall be awarded attorney's fees and other collection fees and legal costs incurred by that party in connection with those proceedings.

        24.0    ARBITRATION.

                Any controversy or claim arising out of or relating to this or any related agreements or default thereunder shall be settled by arbitration with the Commercial Arbitration Rules of the American Arbitration Association and judgement upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

        25.0    LAW.

                This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California.

        26.0    SEVERABILITY.

                Should any of the provisions of this Agreement be invalid, such invalidity shall not affect the validity of the remaining provisions.

        27.0    ENTIRE AGREEMENT.

                This Agreement constitutes the only agreement between the parties hereto relating to the subject matter hereof, and all prior negotiations, agreements, and understandings, whether oral


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


                or written, are therefore superseded hereby. No modification or amendment of this Agreement shall be effective unless and until set forth in writing and signed by all parties hereto.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized representative on the day and written below.



                                   REDDING BANK OF COMMERCE

                                   NAME: /s/ Russell L. Duclos
                                        -----------------------------------
                                   TITLE: Executive Vice President
                                         ----------------------------------
                                   DATE: April 16, 1993
                                        -----------------------------------

                                   CARDSERVICE INTERNATIONAL, INC.

                                   NAME: /s/ Chuck Burtzloff
                                        -----------------------------------
                                   TITLE: President/CEO
                                         ----------------------------------
                                   DATE: April 15, 1993
                                        -----------------------------------


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



                                    ADDENDUM

        This is an addendum to the contract entered into by and between Cardservice International Inc., hereinafter "CARDSERVICE", and Redding Bank of Commerce, hereinafter "BANK", on April 1, 1993.

        The parties mutually desire to offer electronic point of sale debit card services, in addition to credit card services currently offered to merchants. In order to accomplish this objective the parties are amending the aforementioned contract in the following respects:

        1. BANK agrees to become a member of the networks identified by CARDSERVICE and agreed to by the BANK.

        2. BANK agrees to provide settlement services for CARDSERVICE for the networks BANK joins.

        3. CARDSERVICE agrees to pay all fees and costs related to network membership. These fees and costs are to include, but are not limited to, entry fees, membership fees, sponsorship fees, transaction fees and etc.

        4. CARDSERVICE agrees to pay the BANK five cents ($0.05) per debit transaction processed.

        All other terms and conditions of the contract remain in force and where appropriate are applicable to debit processing.

        Any breach of this addendum shall constitute a breach of the April 1, 1993 agreement.

IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed on is [sic] behalf by a duly authorized representative on the day and written below.

REDDING BANK OF COMMERCE                     CARDSERVICE INTERNATIONAL, INC.

Name: /s/ Linda J. Miles                     Name: /s/ Chuck Burtzloff
     ----------------------------                 ----------------------------
Title: CFO                                   Title:
      ---------------------------                  ---------------------------
Date: 11-9-93                                Date:
     ----------------------------                 ----------------------------

                                 THIRD ADDENDUM

        This is an addendum to the Agreement entered into by and between Cardservice International, Inc., hereinafter "CARDSERVICE", and Redding Bank of Commerce, hereinafter "BANK", on April 1, 1993.

        The parties mutually desire [sic] amend the agreement as follows:

        SECTIONS 1.1:

               The Reserve Account balance referred to in line 3 is hereby changed from 75 basis points to 25 basis points.

        SECTION 2.1:

               This Section shall be replaced with the following:


               Each month the BANK shall retain for itself that portion of the Merchant Fees for COVERED MERCHANTS which equals 13.5 basis points (.135%) of the first $93,000,000 of net bankcard sales ($125,550); for net bankcard sales that exceed $93,000,000 the BANK shall retain 2.0 basis points (.02%) of such net bankcard sales.

        All other terms and conditions of the Agreement remain in force.

        Any breach of this addendum shall constitute a breach of the April 1, 1993 Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed on its behalf by a duly authorized representative on the day written below.



REDDING BANK OF COMMERCE                     CARDSERVICE INTERNATIONAL, INC.

NAME: /s/ Russell L. Duclos                  NAME: /s/ Donald C. Headlund
     --------------------------------             -----------------------------
                                                  DONALD C. HEADLUND

TITLE: EXECUTIVE VP/CLO                      TITLE: CFO
      -------------------------------              ----------------------------
DATE: SEPT. 19, 1996                         DATE: SEPT. 23, 1996
     --------------------------------             -----------------------------

                                 FOURTH ADDENDUM

        This is an addendum to the Agreement entered into by and between Cardservice International Inc., hereinafter "CARDSERVICE", and Redding Bank of Commerce, hereinafter "BANK", on April 1, 1993.

        The parties mutually desire [sic] amend the agreement as follows:

        SECTIONS 1.6:

               The amount referred to in line 2 is hereby changed from $2,000 to $4,000.

        SECTION 2.3 e):

               The amount referred to is hereby changed from $2,000 to $4,000.

        All other terms and conditions of the Agreement remain in force.

        Any breach of this addendum shall constitute a breach of the April 1, 1993 Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed on its behalf by a duly authorized representative on the day written below.



REDDING BANK OF COMMERCE                     CARDSERVICE INTERNATIONAL, INC.

NAME: /s/ Russell L. Duclos                  NAME: /s/ Donald C. Headlund
     ---------------------------------            ----------------------------
                                                     Donald C. Headlund
TITLE: Executive Vice President              TITLE: Chief Financial Officer
      --------------------------------             ---------------------------
DATE: September 30, 1996                     DATE:  Sept. 23, 1996
     ---------------------------------            ----------------------------